Exhibit 4

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated June 14, 2024

Mutual Capital Group, Inc.

By:	/s/ Alexis Muench
Name:	Alexis Muench
Title:	Chief Financial Officer

Mutual Capital Holdings, Inc.

By:	/s/ Alexis Muench
Name:	Alexis Muench
Title:	Chief Financial Officer

Tuscarora Wayne Insurance Company

By:	/s/ Alexis Muench
Name:	Alexis Muench
Title:	Chief Financial Officer

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